UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 29, 2007 (May 25, 2007)

Centro Saturn MergerSub LLC

(Exact name of registrant as specified in its charter)

Delaware	001-31297	20-5657205
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
580 West Germantown Pike, Suite 200 Plymouth Meeting, Pennsylvania 19462 (Address of Principal Executive Offices)
(610) 825-7100 (Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On May 25, 2007, Centro Saturn MergerSub LLC (“Centro Saturn”), a subsidiary of Centro Properties Group, elected to redeem all of the $150,000,000 principal amount of its 4.50% Notes due 2009 (CUSIP number 42725MAD9) (the “2009 Notes”) and the $200,000,000 principal amount of its 5.125% Notes due 2014 (CUSIP number 42725MAB3) (the “2014 Notes,” and together with the 2009 Notes, the “Notes”) by causing notices of redemption to be delivered to the Holders of the Notes. The Notes will be redeemed on June 25, 2007 (the “Redemption Date”). Centro Saturn is the successor obligor with respect to the Notes, which were originally issued by Heritage Property Investment Trust, Inc.

In accordance with the terms of the Indentures governing each of the 2009 Notes and the 2014 Notes, the redemption price for the Notes that will be paid on the Redemption Date will be the sum of (a) the principal amount of the outstanding Notes, plus (b) accrued and unpaid interest to the Redemption Date, plus (c) the Applicable Premium (as defined below). On the Redemption Date, the redemption price with respect to the Notes will become due and payable upon all the Notes.

Section 3.07 of each Indenture defines Applicable Premium and the related definition of Treasury Rate as follows:

“Applicable Premium” means, with respect to a Note at any Redemption Date, the excess of (a) the present value at such Redemption Date of (i) the redemption price of such Note on the Maturity Date plus (ii) all required remaining scheduled interest payments due on such Note through the Maturity Date, computed using a discount rate equal to the Treasury Rate plus 20 basis points; over (b) the principal amount of such Note on such Redemption Date.

“Treasury Rate” means, with respect to a Redemption Date, the rate per year equal to: (1) the yield, under the heading with represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line bases, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

CENTRO SATURN MERGERSUB LLC

Date: May 29, 2007	By: /s/ Steven Siegel
Name: Steven Siegel
Title: Officer